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                                               Transmedia Network Inc.
NOTICE OF GRANT OF STOCK OPTIONS               ID:84-8028575
AND OPTION AGREEMENT                           11900 Biscayne Boulevard
                                               Miami, FL 33181

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Sheli Z. Rosenberg                             Option Number:     000346
1040 N. Lakeside Dr.                           Plan:              NONP
Apt. 33A
Chicago, IL  60606                             ID:                ###-##-####

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Effective 12/29/2000, you have been granted a(n) Non-Qualified Stock Option to buy 150,000 shares of Transmedia Network Inc. (the Company) stock at $3.0000 per share.

The total option price of the shares granted is $450,000.00.

Shares in each period will become fully vested on the date shown.

      Shares       Vest Type        Full Vest     Expiration
      ---------    ------------     -----------   -----------
         50,000    On Vest Date      11/17/2001    12/29/2010
         50,000    On Vest Date      11/17/2002    12/29/2010
         50,000    On Vest Date      11/17/2003    12/29/2010

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By your signature and the Company's signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Company's Stock Option Plan as amended and the Option Agreement, all of which are attached and made a part of this document.

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/s/ Gene M. Henderson                      3 Jan 01
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Transmedia Network Inc.                 Date

/s/ Sheli Rosenberg
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Sheli Z. Rosenberg                      Date

                                                 Date:   1/2/2001
                                                 Time:   6:35.39 PM